Exhibit 99.2

Hexcel Corporation and Subsidiaries
Net Sales by Segment and Market
For the Quarters Ended December 31, 2018 and 2017 and September 30, 2018 and
the Years Ended December 31, 2018 and 2017

	Unaudited
	Commercial	Space &
(In millions)	Aerospace	Defense	Industrial	Total

Fourth Quarter 2018
Composite Materials	$293.5	$76.0	$77.9	$447.4
Engineered Products	91.9	21.7	—	113.6
Total	$385.4	$97.7	$77.9	$561.0
	69%	17%	14%	100%

Third Quarter 2018
Composite Materials	$285.7	$70.1	$77.0	$432.8
Engineered Products	87.4	20.3	—	107.7
Total	$373.1	$90.4	$77.0	$540.5
	69%	17%	14%	100%

Fourth Quarter 2017
Composite Materials	$280.7	$78.6	$54.1	$413.4
Engineered Products	80.4	17.8	0.1	98.3
Total	$361.1	$96.4	$54.2	$511.7
	70%	19%	11%	100%

Year to date December 31, 2018
Composite Materials	$1,183.0	$293.4	$294.2	$1,770.6
Engineered Products	342.0	76.5	—	418.5
Total	$1,525.0	$369.9	$294.2	$2,189.1
	70%	17%	13%	100%

Year to date December 31, 2017
Composite Materials	$1,101.1	$276.5	$219.5	$1,597.1
Engineered Products	308.7	67.2	0.3	376.2
Total	$1,409.8	$343.7	$219.8	$1,973.3
	72%	17%	11%	100%